Exhibit 99.1

TOWER BANCORP INC

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	12-31-07	12-31-06
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$16,770	$14,127
INTEREST BEARING BALANCES WITH BANKS	0	97
FEDERAL FUNDS SOLD	20,081	6,530

INVESTMENTS	83,846	90,754

LOANS:	398,467	390,413
RESERVE FOR LOAN LOSSES	(3,854)	(3,610)

BANK PREMISES, FURNITURE & FIXTURES	9,861	9,675
OTHER REAL ESTATE OWNED	2,313	1,905
OTHER ASSETS	34,152	32,276
TOTAL ASSETS	$561,636	$542,167

LIABILITIES AND CAPITAL
DEMAND	$46,860	$47,548
SAVINGS	223,904	188,147
TIME	169,166	174,140
TOTAL DEPOSITS:	$439,930	$409,835

LIABILITIES FOR BORROWED MONEY	37,735	41,643
FEDERAL FUNDS PURCHASED	—	—
OTHER LIABILITIES	5,557	9,136
TOTAL LIABILITIES	$483,222	$460,614

EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES
ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,831	34,809
UNDIVIDED PROFITS	40,696	36,148
NET UNREALIZED GAIN (LOSS)	4,558	10,732
LESS: TREAS STOCK (2007 - 98,055 SHS)	(3,896)	(2,361)
TOTAL EQUITY CAPITAL	$78,414	$81,553
TOTAL LIABILITIES AND CAPITAL	$561,636	$542,167

BOOK VALUE	$33.76	$34.60